UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 2, 2023 (September 26, 2023)

Velo3D, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

511 Division Street
Campbell,	California	95008
(Address of principal executive offices)		(Zip Code)
(408) 610-3915
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	VLD	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	VLD WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On September 26, 2023, the Compensation Committee (the “Committee”) of the Board of Directors of Velo3D, Inc. (the “Company”) approved and adopted a form of change in control agreement (the “Change in Control Agreement”), to align key executives’ change in control and severance benefits to current market practice, as determined after a market analysis conducted by the Company’s independent compensation consultant. The Committee approved, and the Company entered into, a Change in Control Agreement with certain of the Company’s key executives, including Benyamin Buller, the Company’s Chief Executive Officer (the “CEO”), Renette Youssef, the Company’s Chief Marketing Officer, and Bernard Chung, the Company’s Vice President, Finance who, as previously reported, has been appointed the Company’s Acting Chief Financial Officer, effective as of September 29, 2023. Capitalized terms used and not defined herein shall have the meanings as set forth in the Change in Control Agreement.
The Change in Control Agreements provide that upon termination without Cause, or termination of employment for Good Reason, upon or within 12 months following a Change in Control, or within three months preceding a Change in Control, in exchange for a customary release of claims: (1) the CEO will be entitled to (A) a lump sum severance payment equal to (i) 12 months of the CEO’s base salary, (ii) the CEO’s then-current annual target bonus, and (iii) the prorated amount of the CEO’s annual target bonus for the year of the CIC Qualifying Termination, (B) 100% acceleration of the time-based vesting schedule of any then-unvested equity awards, and (C) payment of premiums for continued medical benefits (or equivalent cash payments if applicable law so requires) for up to 12 months; and (2) non-CEO executives will be entitled to (A) a lump sum severance payment equal to (i) nine months of the executive’s base salary, (ii) the executive’s then-current annual target bonus, and (iii) the prorated amount of the executive’s annual target bonus for the year of the CIC Qualifying Termination, (B) 100% acceleration of the time-based vesting schedule of any then-unvested equity awards, and (C) payment of premiums for continued medical benefits (or equivalent cash payments if applicable law so requires) for up to nine months.
The foregoing summary of the Change in Control Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Change in Control Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statement and Exhibits.

Exhibit Number	Description
10.1	Form of Change in Control Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.
Date:	October 2, 2023	By:	/s/ Benyamin Buller
		Name:	Benyamin Buller
		Title:	Chief Executive Officer